Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Tom Harr (investors) 215-977-6764

No. 19-06

SUNOCO REPORTS THIRD QUARTER 2006 RESULTS

PHILADELPHIA, November 1, 2006 — Sunoco, Inc. (NYSE: SUN) today reported net income of $351 million ($2.76 per share diluted) for the third quarter of 2006 versus $329 million ($2.39 per share diluted) for the third quarter of 2005. Excluding special items, income was $357 million ($2.60 per share diluted) for the third quarter of 2005. There were no special items in the current third-quarter period.

For the first nine months of 2006, Sunoco reported net income of $856 million ($6.53 per share diluted) versus $687 million ($4.97 per share diluted) for the first nine months of 2005. Excluding special items, Sunoco’s income for the first nine months of 2005 was $715 million ($5.17 per share diluted). There were no special items in the 2006 year-to-date period.

“Continued strong Refining and Supply earnings and a record quarterly result from our Retail Marketing business led to an excellent quarter for the Company,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “Refining and Supply earned $273 million during the quarter, with margins and operations particularly strong in our MidContinent Refining system. Realized margins for MidContinent operations averaged almost $15 per barrel and crude unit utilization was 97 percent of rated capacity. In the Northeast, realized margins on average were $8.35 per barrel, as declining wholesale gasoline margins were partially offset by continued strong value-added margins, particularly for the new specification on-road diesel products. Unscheduled maintenance in our Northeast Refining system reduced production by approximately three million barrels in the third quarter.

“Offsetting some of the wholesale gasoline margin decline during the quarter, our Retail Marketing business earned $77 million, as crude oil and wholesale gasoline prices fell sharply in August and September. While retail prices for gasoline declined from their early August high through the end of September by approximately 70 cents per gallon, average margins were strong.

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SUNOCO 3Q06 EARNINGS, PAGE 2

Commenting on the fourth quarter, Drosdick said, “With lower refining margins and high industry inventories entering the quarter, we took the opportunity in October to complete refinery maintenance activity at several processing units in our Northeast system and at our Toledo refinery. The work included a combination of accelerated turnaround work and other opportunistic maintenance and will reduce October net production by approximately three million barrels. No further significant maintenance is scheduled for the remainder of this year. In Retail Marketing, retail gasoline price declines continued into October and margins have returned to more historical levels.”

Drosdick added, “We continue to execute our share reduction program, spending $536 million during the quarter and ended September with 123.1 million shares outstanding. Year-to-date, there has been a 10 million net reduction (7.5 percent) in outstanding shares. This represents a meaningful contribution to our established record of returning cash to Sunoco’s shareholders. With the Board-approved increase announced in early September, we currently have remaining share repurchase authorization of approximately $1.1 billion.”

DETAILS OF THIRD QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $273 million in the third quarter versus $341 million in the third quarter of 2005. In comparison with last year’s hurricane-impacted third quarter, much lower average margins and production in Sunoco’s Northeast refining system were partially offset by higher realized margins and production in the MidContinent system. In the Northeast system, margins declined $2.17 per barrel, as much lower wholesale gasoline margins were partially offset by improved petrochemical margins. In the MidContinent system, margins were up $3.30 per barrel due to stronger distillate, petrochemical and lubricant margins.

Also impacting this year’s third quarter were higher expenses, largely due to higher purchased fuel and maintenance costs and higher operating costs to produce low-sulfur fuels.

Total crude unit throughput averaged 850 thousand barrels daily (94 percent utilization) for the quarter, with total production available for sale approximating 83 million barrels.

RETAIL MARKETING

Retail Marketing earned $77 million in the third quarter of 2006 versus $6 million in the third quarter of 2005. The increase was primarily due to higher retail gasoline margins. Monthly gasoline and diesel throughput per company owned or leased outlet was approximately 5 percent higher than the third quarter of 2005.

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SUNOCO 3Q06 EARNINGS, PAGE 3

CHEMICALS

Chemicals earned $5 million in the third quarter of 2006 versus $23 million in the prior-year period. The decrease in earnings was due primarily to lower margins and sales volumes for both phenol and polypropylene as prices for propylene feedstocks continued to rise.

LOGISTICS

Earnings for the Logistics segment were $7 million in both third quarter periods. Higher earnings attributable to Eastern pipeline and terminalling operations and operating results from the Partnership’s acquisitions completed in 2006 and 2005 were offset by lower earnings from crude oil acquisition and marketing activities and Sunoco’s reduced ownership in the Partnership.

COKE

The Coke business earned $9 million in the third quarter of 2006 versus $15 million in the third quarter of 2005. The decrease was primarily due to a $5 million partial phase-out of tax credits. Year-to-date, Sun Coke recorded only 53 percent of the benefit of the tax credits that otherwise would have been available without regard to the phase-out.

CORPORATE AND OTHER

Corporate administrative expenses were $11 million after tax in the current quarter versus $25 million in the comparable quarter last year. The decrease was largely due to lower accruals for stock-related incentive compensation.

Net financing expenses and other were $9 million after tax in the third quarter of 2006 versus $10 million in the third quarter of 2005 as higher interest income was largely offset by lower capitalized interest. In addition, the third quarter of 2006 includes a $5 million net after-tax gain attributable to income tax matters and a $7 million after-tax charge attributable to a correction of an error in the computation of the preferential return of third-party investors in Sunoco’s cokemaking operations.

SPECIAL ITEMS

During the third quarter of 2005, Sunoco settled certain federal income tax issues and established a provision for certain state and local tax matters, the net effect of which was to increase net income by $18 million. Also during the third quarter of 2005, Sunoco recognized a $46 million after-tax loss associated with Chemicals’ phenol supply contract dispute.

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SUNOCO 3Q06 EARNINGS, PAGE 4

NINE MONTH RESULTS

Sunoco earned $856 million, or $6.53 per share of common stock on a diluted basis, for the first nine months of 2006 versus $687 million, or $4.97 per share, in the comparable 2005 period. The increase was primarily due to higher wholesale fuels margins, higher retail gasoline margins and the absence of the loss associated with the phenol supply contract dispute. Partially offsetting these positive factors were higher expenses, lower chemical margins and lower refinery production volumes.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, nearly 4,700 retail sites selling gasoline and convenience items, approximately 5,400 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the third quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on November 2, 2006. It can be accessed through Sunoco’s Web site-www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refined product and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or

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SUNOCO 3Q06 EARNINGS, PAGE 5

remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in applicable statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance by or disputes with major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers and customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Second Quarter 2006 Form 10-Q filed with the Securities and Exchange Commission on August 3, 2006 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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SUNOCO 3Q06 EARNINGS, PAGE 6

Sunoco, Inc.

2006 Third Quarter and Nine-Month Financial Summary

(Unaudited)

	2006	2005
Third Quarter
Revenues	$10,496,000,000	$9,295,000,000
Net Income	$351,000,000	$329,000,000
Net Income Per Share of Common Stock*:
Basic	$2.77	$2.41
Diluted	$2.76	$2.39
Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	126.8	136.4
Diluted	127.4	137.4

Nine Months
Revenues	$29,679,000,000	$24,494,000,000
Net Income	$856,000,000	$687,000,000
Net Income Per Share of Common Stock*:
Basic	$6.56	$5.01
Diluted	$6.53	$4.97
Weighted-Average Number of Shares Outstanding* (In Millions):
Basic	130.4	137.2
Diluted	131.1	138.2

*	Share and per-share data presented for all periods reflect the effect of a two-for-one stock split, which was effected in the form of a common stock dividend distributed on August 1, 2005.

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30
	2006	2005	Variance
Refining and Supply	$273	$341	$(68)
Retail Marketing	77	6	71
Chemicals	5	23	(18)
Logistics	7	7	—
Coke	9	15	(6)
Corporate and Other:
Corporate expenses	(11)	(25)	14
Net financing expenses and other	(9)	(10)	1

	351	357	(6)
Special items	—	(28)	28

Consolidated net income	$351	$329	$22

Earnings (loss) per share of common stock (diluted):
Income before special items	$2.76	$2.60	$.16
Special items	—	(.21)	.21

Net income	$2.76	$2.39	$.37

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SUNOCO 3Q06 EARNINGS, PAGE 8

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	Nine Months Ended September 30
	2006	2005	Variance
Refining and Supply	$755	$661	$94
Retail Marketing	87	5	82
Chemicals	27	86	(59)
Logistics	25	19	6
Coke	33	38	(5)
Corporate and Other:
Corporate expenses	(38)	(57)	19
Net financing expenses and other	(33)	(37)	4

	856	715	141
Special items	—	(28)	28

Consolidated net income	$856	$687	$169

Earnings (loss) per share of common stock (diluted):
Income before special items	$6.53	$5.17	$1.36
Special items	—	(.20)	.20

Net income	$6.53	$4.97	$1.56

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2006	2005	2006	2005
TOTAL REFINING AND SUPPLY

Income (Millions of Dollars)	$273	$341	$755	$661
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$10.13	$10.80	$9.61	$8.20
Crude Inputs as Percent of Crude Unit Rated Capacity	94	96	94	97
Throughputs (Thousand Barrels Daily):
Crude Oil	849.7	865.7	849.7	877.1
Other Feedstocks	67.1	56.7	70.9	57.6

Total Throughputs	916.8	922.4	920.6	934.7

Products Manufactured (Thousand Barrels Daily):
Gasoline	442.6	433.1	441.5	437.9
Middle Distillates	297.5	315.4	305.2	315.8
Residual Fuel	72.2	74.6	73.1	76.6
Petrochemicals	35.9	34.5	35.3	37.1
Lubricants	14.2	12.9	14.0	13.0
Other	86.0	83.5	85.1	89.3

Total Production	948.4	954.0	954.2	969.7
Less: Production Used as Fuel in Refinery Operations	44.4	48.7	44.6	48.1

Total Production Available for Sale	904.0	905.3	909.6	921.6

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

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SUNOCO 3Q06 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2006	2005	2006	2005
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$8.35	$10.52	$8.48	$8.07
Market Benchmark 6-3-2-1 (Per Barrel)	$5.29	$11.23	$6.18	$7.27
Crude Inputs as Percent of Crude Unit Rated Capacity	93	98	95	99
Throughputs (Thousand Barrels Daily):
Crude Oil	612.2	642.4	620.6	647.8
Other Feedstocks	58.2	50.5	62.6	51.3

Total Throughputs	670.4	692.9	683.2	699.1

Products Manufactured (Thousand Barrels Daily):
Gasoline	318.7	324.0	326.8	324.4
Middle Distillates	220.9	240.0	228.8	239.8
Residual Fuel	67.9	70.2	68.9	72.2
Petrochemicals	28.5	26.9	28.3	28.8
Other	54.6	53.4	53.4	58.8

Total Production	690.6	714.5	706.2	724.0
Less: Production Used as Fuel in Refinery Operations	32.7	36.9	33.1	36.4

Total Production Available for Sale	657.9	677.6	673.1	687.6

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

MidContinent Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$14.90	$11.60	$12.82	$8.61
Market Benchmark 3-2-1 (Per Barrel)	$14.13	$16.03	$13.56	$10.74
Crude Inputs as Percent of Crude Unit Rated Capacity	97	91	93	94
Throughputs (Thousand Barrels Daily):
Crude Oil	237.5	223.3	229.1	229.3
Other Feedstocks	8.9	6.2	8.3	6.3

Total Throughputs	246.4	229.5	237.4	235.6

*	Comprised of the Toledo and Tulsa refineries.

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SUNOCO 3Q06 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2006	2005	2006	2005
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	123.9	109.1	114.7	113.5
Middle Distillates	76.6	75.4	76.4	76.0
Residual Fuel	4.3	4.4	4.2	4.4
Petrochemicals	7.4	7.6	7.0	8.3
Lubricants	14.2	12.9	14.0	13.0
Other	31.4	30.1	31.7	30.5

Total Production	257.8	239.5	248.0	245.7
Less: Production Used as Fuel in Refinery Operations	11.7	11.8	11.5	11.7

Total Production Available for Sale	246.1	227.7	236.5	234.0

RETAIL MARKETING

Income (Millions of Dollars)	$77	$6	$87	$5
Retail Margin* (Per Barrel):
Gasoline	$7.25	$3.22	$4.61	$2.99
Middle Distillates	$4.37	$3.70	$4.37	$4.07
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	311.0	309.4	302.6	301.6
Middle Distillates	40.9	42.7	42.9	44.8

	351.9	352.1	345.5	346.4

Total Retail Gasoline Outlets, End of Period	4,694	4,795	4,694	4,795
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	150	143	142	138
Convenience Stores:
Total Stores, End of Period	734	736	734	736
Merchandise Sales (M$/Store/Month)	$87	$84	$80	$78
Merchandise Margin (Company Operated) (% of Sales)	27%	29%	27%	28%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 3Q06 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2006*	2005		2006*	2005
CHEMICALS

Income (Millions of Dollars)	$5	$23	**	$27	$86	**
Margin*** (Cents per Pound):
All Products#	9.3	11.5		9.6	12.3
Phenol and Related Products	7.0	10.7		7.7	11.5
Polypropylene#	12.2	12.7		12.2	13.7
Sales (Millions of Pounds):
Phenol and Related Products	607	662		1,903	1,960
Polypropylene	550	590		1,681	1,706
Other	21	20		63	69

	1,178	1,272		3,647	3,735

*	The income and margin data reflect a new pricing formula for 2006 sales of phenol to Honeywell International Inc. based upon the outcome of arbitration decisions in 2005 and 2006.
**	Excludes a $46 million after-tax loss associated with the phenol supply contract dispute.
***	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
#	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS

Income (Millions of Dollars)	$7	$7	$25	$19
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,083	805	1,041	819
Affiliated Customers	1,646	1,647	1,641	1,643

	2,729	2,452	2,682	2,462

*	Excludes joint-venture operations.

COKE*

Income (Millions of Dollars)	$9	$15	$33	$38
Coke Production (Thousands of Tons)	620	643	1,878	1,771
Coke Sales (Thousands of Tons)	618	647	1,897	1,765

*	Includes amounts attributable to the Haverhill facility, which commenced operations in March 2005.

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SUNOCO 3Q06 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2006	2005		2006		2005
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$167	$159		$476		$510
Retail Marketing	28	25		64		72
Chemicals	14	8		41	*	36
Logistics	33	17	**	85	***	36	**
Coke	4	3		9		28

	$246	$212		$675		$682

*	Excludes a $14 million purchase price adjustment to the 2001 Aristech Chemical Corporation acquisition attributable to an earn-out payment made in April 2006. The earn out, which relates to 2005, was due to realized margins for phenol exceeding certain agreed-upon threshold amounts.
**	Excludes a $100 million acquisition from ExxonMobil of a crude oil pipeline system and related storage facilities located in Texas.
***	Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$59	$51	$170	$147
Retail Marketing	25	27	75	79
Chemicals	18	18	55	53
Logistics	9	9	28	25
Coke	4	4	13	12

	$115	$109	$341	$316

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SUNOCO 3Q06 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
Refining and Supply	$108	$212	$341	$286	$947
Retail Marketing	(8)	7	6	25	30
Chemicals	33	30	23	8	94
Logistics	3	9	7	3	22
Coke	10	13	15	10	48
Corporate and Other:
Corporate expenses	(16)	(16)	(25)	(27)	(84)
Net financing expenses and other	(14)	(13)	(10)	(8)	(45)

	116	242	357	297	1,012
Special items	—	—	(28)	(10)	(38)

Consolidated net income	$116	$242	$329	$287	$974

Earnings (loss) per share of common stock (diluted):
Income before special items	$.83	$1.75	$2.60	$2.19	$7.36
Special items	—	—	(.21)	(.07)	(.28)

Net income	$.83	$1.75	$2.39	$2.12	$7.08

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SUNOCO 3Q06 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per Share Amounts)

(Unaudited)

	2006
	1st	2nd	3rd
Refining and Supply	$73	$409	$273
Retail Marketing	—	10	77
Chemicals	14	8	5
Logistics	6	12	7
Coke	14	10	9
Corporate and Other:
Corporate expenses	(16)	(11)	(11)
Net financing expenses and other	(12)	(12)	(9)

	79	426	351
Special items	—	—	—

Consolidated net income	$79	$426	$351

Earnings per share of common stock (diluted):
Income before special items	$.59	$3.22	$2.76
Special items	—	—	—

Net income	$.59	$3.22	$2.76

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SUNOCO 3Q06 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$7,191	$7,970	$9,345	$9,248	$33,754
Interest income	3	3	6	11	23
Other income (loss), net	15	17	(56)	11	(13)

	7,209	7,990	9,295	9,270	33,764

COSTS AND EXPENSES
Cost of products sold and operating expenses	6,059	6,581	7,702	7,686	28,028
Consumer excise taxes	585	640	675	688	2,588
Selling, general and administrative expenses	209	225	242	270	946
Depreciation, depletion and amortization	105	102	109	113	429
Payroll, property and other taxes	36	28	33	27	124
Interest cost and debt expense	23	23	25	23	94
Interest capitalized	(6)	(6)	(8)	(5)	(25)

	7,011	7,593	8,778	8,802	32,184
Income before income tax expense	198	397	517	468	1,580
Income tax expense	82	155	188	181	606

Net income	$116	$242	$329	$287	$974

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SUNOCO 3Q06 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2006
	1st	2nd	3rd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569	$10,575	$10,480
Interest income	10	8	11
Other income, net	14	7	5

	8,593	10,590	10,496

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454	8,858	8,867
Consumer excise taxes	628	663	679
Selling, general and administrative expenses	210	210	215
Depreciation, depletion and amortization	112	114	115
Payroll, property and other taxes	34	31	33
Interest cost and debt expense	26	27	25
Interest capitalized	(1)	(4)	(5)

	8,463	9,899	9,929
Income before income tax expense	130	691	567
Income tax expense	51	265	216

Net income	$79	$426	$351

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SUNOCO 3Q06 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At September 30 2006	At December 31 2005
ASSETS
Current Assets
Cash and cash equivalents	$218	$919
Accounts and notes receivable, net	2,348	1,754
Inventories	1,281	799
Deferred income taxes	217	215

Total Current Assets	4,064	3,687
Investments and long-term receivables	126	143
Properties, plants and equipment, net	6,094	5,658
Prepaid retirement costs	13	12
Deferred charges and other assets	460	431

Total Assets	$10,757	$9,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,185	$3,695
Short-term borrowings	150	—
Current portion of long-term debt	62	177
Taxes payable	372	338

Total Current Liabilities	4,769	4,210

Long-term debt	1,285	1,234
Retirement benefit liabilities	513	563
Deferred income taxes	923	817
Other deferred credits and liabilities	392	409
Minority interests	749	647
Shareholders’ equity	2,126	2,051

Total Liabilities and Shareholders’ Equity	$10,757	$9,931

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SUNOCO 3Q06 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2006	2005
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$856	$687
Adjustments to reconcile net income to net cash provided by operating activities:
Phenol supply contract dispute loss (payment)	(95)	78
Proceeds from power contract restructuring	—	48
Depreciation, depletion and amortization	341	316
Deferred income tax expense	74	18
Payments in excess of expense for retirement plans	(50)	(53)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(396)	132
Other	2	47

Net cash provided by operating activities	732	1,273

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(675)	(682)
Acquisitions	(123)	(100)
Proceeds from divestments	39	32
Other	4	1

Net cash used in investing activities	(755)	(749)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	150	—
Net proceeds from issuance of long-term debt	361	75
Repayments of long-term debt	(426)	(70)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	110	160
Cash distributions to investors in cokemaking operations	(13)	(19)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(35)	(19)
Cash dividend payments	(92)	(76)
Purchases of common stock for treasury	(734)	(167)
Proceeds from issuance of common stock under management incentive plans	1	7
Other	—	(4)

Net cash used in financing activities	(678)	(113)

Net increase (decrease) in cash and cash equivalents	(701)	411
Cash and cash equivalents at beginning of period	919	405

Cash and cash equivalents at end of period	$218	$816

-END OF SUNOCO 3Q06 EARNINGS REPORT-